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                                                                     EXHIBIT 24


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                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints MICHAEL E. PULITZER and RONALD H. RIDGWAY, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign Pulitzer Publishing Company's Annual Report on Form 10-K, and to file the same, with all exhibits thereto and other documents in connection therewith, and any amendments thereto, with the Securities and Exchange Commission and New York Stock Exchange, Inc., granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or each of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Signature                                       Title                                        Date
     ---------                                       -----                                        ----
/s/ Michael E. Pulitzer                Director; Chairman, President and                   February 13, 1996
----------------------                      Chief Executive Officer
(Michael E. Pulitzer)                   (Principal Executive Officer)


/s/ Ronald H. Ridgway           Director; Senior Vice President-Finance                    February 13, 1996
---------------------              (Principal Financial and Accounting Officer)
(Ronald H. Ridgway)

/s/ Ken J. Elkins                    Director; Senior Vice President -                     February 13, 1996
-----------------                        Broadcasting Operations
(Ken J.Elkins)

/s/ David E. Moore                            Director                                     February 13, 1996
------------------
(David E. Moore)

/s/ Nicholas G. Penniman IV          Director; Senior Vice President -                     February 13, 1996
------------------------                     Newspaper Operations
(Nicholas G. Penniman IV)

/s/ Peter J. Repetti                            Director                                   February 13, 1996
--------------------
(Peter J. Repetti)

/s/ Emily Rauh Pulitzer                         Director                                   February 13, 1996
-----------------------
(Emily Rauh Pulitzer)

/s/ Alice B. Hayes                              Director                                   February 13, 1996
------------------
(Alice B. Hayes)

/s/ James M. Snowden, Jr.                       Director                                   February 13, 1996
-------------------------
(James M. Snowden, Jr.)


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